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                                                                  Exhibit (b)(3)



                                  AMENDMENT TO
                                    BY-LAWS
                                       OF
                     EATON VANCE SENIOR FLOATING-RATE TRUST



                                January 15, 2004




Pursuant to ARTICLE XIII and ARTICLE VII of the BY-LAWS of Eaton Vance Senior Floating-Rate Trust (the "Trust"), upon vote of a majority of the Trustees of the Trust, ARTICLE VII of the BY-LAWS of the Trust is amended to read as follows:


                                  Fiscal Year

     The fiscal year of the Trust shall end on October 31 of each year, provided, however, that the Trustees may from time to time change the fiscal year.









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